UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

DOCGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39618	85-2515483
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

35 West 35th Street, Floor 6, New York, New York	10001
(Address of principal executive offices)	(Zip code)

(844) 443-6246

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2022, DocGo Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02 pursuant to which it announced that the Board of Directors (the “Board”) of the Company had increased the size of the Board to seven directors and had elected Ms. Vina Leite to the Board as a Class II director, effective November 10, 2022. At that time, the Board had not yet appointed Ms. Leite to any Board committees.

On April 18, 2023, the Board appointed Ms. Leite as a member of the Compensation Committee and the Nominating and Corporate Governance Committee, effective immediately.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCGO INC.

By:	/s/ Norman Rosenberg
Name: Norman Rosenberg
Title: Chief Financial Officer

Date: April 19, 2023

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